UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2016

CINDISUE MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54390

(Commission File Number)

27-1662466

(IRS Employer Identification No.)

11255 Tierrasanta Blvd., Unit 78

San Diego, CA  92124

 (Address of principal executive offices and Zip Code)

(855) 513 4440

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Changes in Control of Registrant.

On February 5, 2016, Matthew Carter-Worrall, our director, purchased 6,000,000 shares of our common stock from Daniel Martinez, in a private transaction for an aggregate total of $5,000, to be paid in GBP at an agreed exchange rate of 1.4239 USD to GBP in the sum of £3,511.48. The funds used for this share purchase were Mr. Carter-Worrall’s personal funds.  This transaction resulted in Mr. Carter-Worrall taking control of 60% of our currently issued and outstanding shares.  A copy of the share purchase agreement is attached hereto as Exhibit 10.1.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2016 Daniel Martinez resigned as our President, Chief Executive Officer, Chief Financial Officer and Director and any and all other positions to which he has been previously or at any time appointed, regardless of whether he served in such capacity of Cinidsue Mining Corp. (the “Company”) and concurrently the Company appointed Matthew Carter-Worrall as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Daniel Martinez further agrees to supply all historical and current documentation relating to the operations of the Company in a timely manor and further agrees to provide without delay any additionally requested information relating to events prior to his resignation required in the on-going operations of the Company.

Our Board of Directors is now comprised solely of Matthew Carter-Worrall.

Matthew Carter-Worrall – President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole Director

September 2015 to Current, Mr. Carter-Worrall runs a property information company (Property And Land Information, “Pali”) supplying financial and environmental reports in relation to property transactions.

March 2010 to January 2014, Mr. Carter-Worrall served as President and chief executive officer of Amerilithium Corp., a Company primarily engaged in the acquisition and exploration of mining properties.

From July 2006-August 2008, Mr. Carter-Worrall was a partner of Imagex, a print and design agency engaging in ecommerce operations and providing business consultancy to both small and blue chip organization.

From September 1999 to March 2010, Mr. Carter-Worrall worked as an independent property developer, completing several small to medium sized property developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINDISUE MINING CORP. /s/ Matthew Carter-Worrall Matthew Carter-Worrall President, Treasurer, Secretary & Director February 5, 2016